UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 6, 2009 (March 3, 2009)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sale of Equity Securities

On March 3, 2009, Corporate Office Properties Trust (the “Registrant”) issued 1.6 million common shares of beneficial interest (“common shares”) of the Registrant to Jay H. Shidler, the Chairman of the Registrant’s Board of Trustees, in exchange for 1.6 million common units in Corporate Office Properties, L.P. (the “Operating Partnership”) in accordance with the Operating Partnership’s Second Amended and Restated Limited Partnership Agreement, as amended.  In addition, the Registrant also issued through similar transactions, in the aggregate, an additional 310,000 common shares of the Registrant to other parties in exchange for an additional 310,000 common units in the Operating Partnership over the following dates: 35,000 on March 2, 2009; 100,000 on March 3, 2009; and 175,000 on March 4, 2009.  The issuance of these common shares was effected in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits

 (d)                              Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated March 5, 2009 for Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2009

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated March 5, 2009 for Corporate Office Properties Trust.